As filed with the Securities and Exchange Commission on June 6, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

OncoCyte Corporation

(Exact name of registrant as specified in its charter)

California	27-1041563
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1010 Atlantic Avenue, Suite 102

Alameda, California 94501

(510) 775-0515

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

William Annett

President and Chief Executive Officer

OncoCyte Corporation

1010 Atlantic Avenue, Suite 102

Alameda, California 94501

(510) 775-0515

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Andrew Ledbetter

DLA Piper LLP (US)

701 Fifth Avenue, Suite 6900
Seattle, Washington 98104

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered		Amount to be Registered(1)		Proposed Maximum Offering Price Per Unit		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Primary Offering
Common stock, no par value
Preferred Stock, no par value
Warrants
Units
Total Primary Offering	(2)					$100,000,000	(2)	$12,120	(3)
Secondary Offering
Common stock, no par value		22,775,656		4.17	(4)	94,974,486	(4)	11,511
Common stock, no par value, underlying warrants		2,763,653	(5)	5.50	(6)	15,200,092	(6)	1,843
Total						$210,174,578		$25,474

(1)	In accordance with Rule 416 under the Securities Act, this registration statement shall be deemed to cover any additional securities to be offered or issued from stock splits, stock dividends or similar transactions.

(2)	There are being registered hereunder such indeterminate number of shares of common stock and preferred stock, such indeterminate amount of warrants to purchase shares of common stock or preferred stock, and such indeterminate number of units to be sold by the registrant which together shall have an aggregate initial offering price not to exceed $100,000,000. Any securities registered hereunder may be sold separately or in combination with the other securities registered hereunder. The proposed maximum offering price per class of securities will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered hereunder. The securities registered also include such indeterminate number of shares of common stock and preferred stock as may be issued upon conversion of or exchange for preferred stock that provide for conversion or exchange, upon exercise of warrants.

(3)	With respect to the primary offering, the registration fee has been calculated in accordance with Rule 457(o) under the Securities Act.

(4)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low prices of the registrant’s common stock on May 30, 2019, as reported on the NYSE American LLC.

(5)	Represents a maximum of 2,763,653 shares of common stock issuable upon the exercise of certain outstanding warrants to purchase common stock.

(6)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, based on the higher of (i) $5.50, being the highest price at which the warrants may be exercised, and (ii) $4.17, being the average of the high and low prices of the registrant’s common stock on May 30, 2019, as reported on the NYSE American LLC.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS	SUBJECT TO COMPLETION, DATED JUNE 6, 2019

$100,000,000

Common Stock

Preferred Stock

Warrants

Units

25,539,309 Shares

Common Stock

Offered by the Selling Shareholders

We may, from time to time in one or more offerings, offer and sell up to $100.0 million in the aggregate of common stock, preferred stock, warrants, units or any combination of the foregoing, either individually or as a combination of one or more of these securities. This prospectus provides a general description of the securities we may offer. We will provide the specific terms of the securities offered in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may add, update or change information contained in this prospectus. We may sell these securities directly to investors, through agents designated from time to time or to or through underwriters or dealers. See the section of this prospectus entitled “Plan of Distribution for the Company” for additional information. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

This prospectus also covers the offer and resale by the selling shareholders identified in the section of this prospectus entitled “Selling Shareholders,” or the Selling Shareholders, of up to an aggregate of 25,539,309 shares of our common stock, or the Resale Shares, consisting of (i) 22,775,656 shares of our common stock held by the Selling Shareholders, and (ii) 2,763,653 shares of our common stock issuable upon the exercise of outstanding warrants held by the Selling Shareholders, or the Warrants. We will not receive any of the proceeds from the sale of the Resale Shares being offered by the Selling Shareholders, although we may receive proceeds from cash exercises of the Warrants. The Selling Shareholders are responsible for all discounts, selling commissions and other costs related to their offer and sale of the Resale Shares. If required, the number of Resale Shares to be sold, the public offering price of those Resale Shares, the names of any broker-dealers and any applicable commission or discount will be included in a supplement to this prospectus. The Selling Shareholders and any participating broker-dealers may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, or the Securities Act, in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the Resale Shares purchased by them may be deemed to be underwriting compensation under the Securities Act.

Please read carefully this prospectus, all applicable prospectus supplements, any related free writing prospectuses, and the documents incorporated by reference herein and therein before you invest in any of our securities. This prospectus may not be used to offer or sell any securities unless accompanied by the applicable prospectus supplement.

Our common stock is traded on the NYSE American LLC, or the NYSE American, under the symbol “OCX”. On May 30, 2019, the last reported sales price of our common stock on the NYSE American was $4.07 per share.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus and our filings with the Securities and Exchange Commission.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 3 of this prospectus, and under similar headings in the documents incorporated by reference into this prospectus or any applicable prospectus supplement or any related free writing prospectus for a discussion of the factors we urge you to consider carefully before deciding to purchase our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                , 2019

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, under the Securities Act, using a “shelf” registration process. Under this process, we may, from time to time, offer and sell, either individually or in combination, in one or more offerings, up to a total dollar amount of $100.0 million of any of the securities described in this prospectus. In addition, the Selling Shareholders may, from time to time, sell up to an aggregate of 25,539,309 shares of our common stock consisting of (i) 22,775,656 shares of our common stock held by the Selling Shareholders, and (ii) 2,763,653 shares of our common stock issuable upon exercise of the Warrants held by the Selling Shareholders, in one or more transactions as described in this prospectus.

This prospectus provides a general description of the securities we or the Selling Shareholders may offer. Each time we or the Selling Shareholders offer and sell securities under this prospectus, we or the selling shareholders will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to a particular offering. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus with respect to that offering. To the extent there is a conflict between any statement contained in this prospectus, any applicable prospectus supplement, any related free writing prospectus or any document incorporated by reference into this prospectus, the statement in the document having the later date modifies or supersedes the earlier statement.

The information appearing in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document, and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or the time of any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

You should rely only on the information contained in, or incorporated by reference into, this prospectus and any applicable prospectus supplement, or the information contained in any free writing prospectus we have authorized for use in connection with a specific offering. Neither we nor the Selling Shareholders have authorized anyone to provide you with different or additional information. This prospectus is neither an offer to sell nor a solicitation of an offer to buy any securities other than those registered by this prospectus, nor is it an offer to sell or a solicitation of an offer to buy securities where an offer or solicitation would be unlawful.

As permitted by SEC rules and regulations, the registration statement of which this prospectus forms a part includes additional information not contained in this prospectus. This prospectus also contains summaries of certain provisions of the documents described herein, but all summaries are qualified in their entirety by reference to the actual documents. You may read the registration statement and the other reports we file with the SEC, and you may obtain copies of the actual documents summarized herein (if and when filed with the SEC), at the SEC’s website. See “Where You Can Find More Information.”

The representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document incorporated by reference into this prospectus were made solely for the benefit of the parties to such agreement, including for the purpose of allocating risks among such parties, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants do not purport to be accurate as of any date other than when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

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SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary is not complete and does not contain all the information you should consider before investing in our securities pursuant to this prospectus. Before making an investment decision, please carefully read this entire prospectus and the documents incorporated by reference into this prospectus, including the “Risk Factors” section of this prospectus and our financial statements and the related notes incorporated by reference into this prospectus. In this prospectus, unless the context otherwise requires, the terms “OncoCyte,” “we,” “us” or “our” refer to OncoCyte Corporation.

Overview

Our mission is to develop highly accurate, easy to administer, non-invasive molecular diagnostic tests to improve the standard of care for cancer diagnosis by better meeting the needs of patients, physicians and payers. Our current focus is developing DetermaVu™, a non-invasive molecular lung cancer confirmatory diagnostic that can be administered to patients as a blood test. DetermaVu™ utilizes proprietary sets of gene expression markers to help confirm whether suspicious lung nodules detected through Low Dose Computed Tomography, or LDCT, scans, x-rays or other imaging are likely to be benign or malignant.

Molecular diagnostics such as DetermaVu™ are assays that identify a disease by studying molecules such as proteins, deoxyribonucleic acid, or DNA, and ribonucleic acid, or RNA, in a tissue or fluid. DetermaVu™ is based on our proprietary Immune System Interrogation approach that examines the body’s immune system response to a specific disease by measuring differential RNA expression in patients with the disease versus patients without the disease. In the future, we may study whether our technology and Immune System Interrogation approach could have applications in other types of cancer or other diseases.

In January 2019 we completed an R&D Validation study of DetermaVu™ that demonstrated the accuracy of the DetermaVu™ assay in detecting lung cancer. The R&D Validation study demonstrated a sensitivity of 90% (95% CI 82%-95%) and specificity of 75% (95% CI 68%-81%) of DetermaVu™ on a prospectively collected cohort of 250 patient blood samples that were blinded to laboratory operators. Sensitivity is the percentage of malignant nodules that are correctly identified and specificity is the percentage of benign nodules correctly identified with correct identification in our study confirmed by biopsy results or serial imaging. A 95% confidence interval or “CI” suggests that there is a 95% chance that final test performance will be within the stated range. Notably, we obtained these results without including any clinical factors such as nodule size in our proprietary DetermaVu™ algorithm.

In April 2019, we successfully completed an Analytic Validation study and commenced a CLIA Validation study. The Analytic Validation Study involved a series of studies, as specified in guidelines for labs under the Clinical Laboratory Improvement Amendments of 1988, or CLIA, designed to establish the performance characteristics of the ThermoFisher Next Generation Sequencing System used for DetermaVu™. The CLIA Validation study currently underway involves assaying approximately 120 samples previously tested in our R&D Validation study in our CLIA validated lab using the assay system now analytically validated, with the goal of demonstrating that the assay system as being run in our CLIA lab provides the same results as those observed in our R&D Validation study.

We have prioritized our efforts on DetermaVu™ and lung cancer because we believe that the early detection of lung cancer is one of the greatest unmet needs in diagnostics. Our scientific approach is to measure the immune system’s response to disease and as such we believe that it may prove promising in other cancers and other disease areas.

Corporate Information

We were incorporated in September 2009 in the state of California. Our principal executive offices are located at 1010 Atlantic Avenue, Suite 102, Alameda, California 94501. Our telephone number is (510) 775-0515. Our website address is www.oncocyte.com. Information contained on, or accessible through, our website, is not, and shall not be deemed to be, incorporated in this prospectus or considered a part thereof.

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RISK FACTORS

Investing in our securities involves a high degree of risk and uncertainty. Before making an investment decision with respect to our securities, we urge you to carefully consider the risks, uncertainties and assumptions described in this prospectus, the applicable prospectus supplement and the documents incorporated by reference herein and therein, including the risks described in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2018, as amended by Amendment No. 1 thereto on Form 10-K/A, or the Annual Report, and our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2019, which are incorporated by reference into this prospectus. We expect to update these risk factors from time to time in the periodic and current reports that we file with the SEC after the date of this prospectus, which will be incorporated by reference into this prospectus. In connection with any specific offering, we also expect to provide risk factors and other information in the applicable prospectus supplement.

If one or more of the adverse events relevant to these risks and uncertainties actually occurs, our business, financial condition, results of operations, cash flows or prospects could be materially adversely affected. This could cause the trading price of our securities to decline, and you could lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may have similar adverse effects on us.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents that are incorporated by reference into this prospectus contain or incorporate by reference forward-looking statements within the meaning of applicable securities laws. All statements, other than statements of historical fact, included or incorporated by reference in this prospectus, including but not limited to those regarding our strategy, plans, objectives, expectations, prospects, future operations, capital resources, financial position, projected costs of and progress with development of our diagnostic test, regulatory requirements and approvals, commercialization of our diagnostic test, collaborations, competition, market exclusivity, and intellectual property, are forward-looking statements. The words “believe,” “anticipate,” “estimate,” “plan,” “expect,” “intend,” “may,” “could,” “should,” “potential,” “likely,” “projects,” “continue,” “will,” and “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We cannot guarantee that we actually will achieve the plans, intentions or expectations expressed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. There are a number of important factors that could cause our actual results to differ materially from those indicated or implied by forward-looking statements. These important factors include those discussed under the “Risk Factors” sections and elsewhere in our Annual Report and the other periodic reports and other filings that we file from time to time with the SEC. These factors and the other cautionary statements made in this prospectus and the documents incorporated by reference herein should be read as being applicable to all related forward-looking statements whenever they appear in this prospectus. The disclosure in this prospectus, including any forward-looking statement, speaks only as of its date, the date of this prospectus, or the date of any document incorporated by reference into this prospectus, as applicable. We disclaim any intention or obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

USE OF PROCEEDS

Except as described in any prospectus supplement in connection with a specific offering, we intend to use the net proceeds from our sale of the securities offered under this prospectus for working capital and general corporate purposes. The principal purposes for which we intend to use the net proceeds from a specific offering and the approximate amounts intended to be used for each such purpose will be set forth in the prospectus supplement relating to that offering.

We will not receive any of the proceeds from the sale of the Resale Shares being offered by the Selling Shareholders, although we may receive proceeds from cash exercises of the Warrants.

DIVIDEND POLICY

We have never paid cash dividends on our capital stock and we do not anticipate paying cash dividends in the foreseeable future, but intend to retain our capital resources for reinvestment in our business. Any future determination to pay cash dividends will be at the discretion of our board of directors and will be dependent upon our financial condition, results of operations, capital requirements, requirements of our then-existing credit agreements and other factors as our board of directors deems relevant.

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SECURITIES THAT MAY BE OFFERED

We may offer shares of common stock, shares of preferred stock, warrants, units consisting of a combination of the foregoing securities or any other combination of the foregoing. We may offer up to $100.0 million of securities under this prospectus. The prices and terms of any offering will be determined by market conditions at the time of offering. We may issue preferred stock that is exchangeable for or convertible into common stock or any of the other securities that may be sold under this prospectus. Each time we offer securities under this prospectus, we will provide offerees with a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities being offered.

In addition, the Selling Shareholders may sell up to an aggregate of 25,539,309 shares of our common stock, consisting of shares of our common stock held by the Selling Shareholders and shares of our common stock issuable upon exercise of the Warrants.

The summaries below provide a general description of the securities we and the Selling Shareholders may offer and are not intended to be complete. The particular terms of any security will be described in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

The following description of our common stock and preferred stock, together with any additional information we include in any applicable prospectus supplement, documents incorporated by reference or any related free writing prospectus, summarizes the material terms and provisions of our common stock that we and the Selling Shareholders may offer, and the preferred stock that we may offer, under this prospectus. We will describe the particular terms of any class or series of these securities in more detail in the applicable prospectus supplement. The description of our capital stock below is summarized from, and qualified in its entirety by reference to, our articles of incorporation and our bylaws, in each case, as amended and as in effect on the date of this prospectus, each of which has been publicly filed with the SEC. Certain terms of our capital stock described below are also based on the California Corporations Code as in existence on the date of this prospectus, and may be affected by future amendments to such code.

General

Our articles of incorporation currently authorizes the issuance of up to 85,000,000 shares of common stock, no par value, and up to 5,000,000 shares of preferred stock, no par value.

Common Stock

Each holder of record of common stock is entitled to one vote for each outstanding share owned, on every matter properly submitted to the shareholders for their vote.

Subject to any dividend rights of holders of any of the preferred stock that we may issue from time to time, holders of common stock are entitled to any dividend declared by our board of directors out of funds legally available for that purpose.

Subject to the prior payment of any liquidation preference to holders of any preferred stock that we may issue from time to time, holders of common stock are entitled to receive on a pro rata basis all of our remaining assets available for distribution to the holders of common stock in the event of the liquidation, dissolution, or winding up of our operations. Holders of our common stock do not have any preemptive, subscription, or redemption rights. All of the outstanding shares of our common stock are fully paid and non-assessable.

Our common stock is listed on the NYSE American under the symbol “OCX.”

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC, 6201 15th Avenue, Brooklyn, New York 11219.

Preferred Stock

We may issue preferred stock in one or more series, at any time, with such rights, preferences, privileges and restrictions as our board of directors may determine, all without further action of our shareholders. Any series of preferred stock which may be authorized by our board of directors in the future may be senior to and have greater rights and preferences than our common stock. There are no shares of preferred stock presently outstanding and we have no present plan, arrangement, or commitment to issue any preferred stock.

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The rights, privileges, preferences and restrictions of any class or series of preferred stock may be subordinated to, pari passu with or senior to any of those of any present or future class or series of preferred stock or common stock. Our board of directors is also expressly authorized to increase or decrease the number of shares of any series subsequent to the issue of that series, but not below the number of shares of such series then outstanding. The issuance of preferred stock may have the effect of decreasing the market price of our common stock and may adversely affect the voting power of holders of our common stock and reduce the likelihood that holders of our common stock will receive dividend payments and payments upon liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change in our control or other corporate action.

The particular terms of each class or series of preferred stock that we may offer under this prospectus, including redemption privileges, liquidation preferences, voting rights, dividend rights or conversion rights, will be more fully described in the applicable prospectus supplement relating to the preferred stock offered thereby. The applicable prospectus supplement will specify the terms of the class or series of preferred stock we may offer, including:

●	the distinctive designation and the maximum number of shares in the class or series;

●	the number of shares we are offering and the purchase price per share;

●	the liquidation preference, if any;

●	the terms on which dividends, if any, will be paid;

●	the voting rights, if any;

●	the terms and conditions, if any, on which the shares of the class or series shall be convertible into, or ex-changeable for, shares of any other class or series of authorized capital;

●	the terms on which the shares may be redeemed, if at all;

●	any listing of the preferred stock on any securities exchange or market;

●	a discussion of any material or special U.S. federal income tax considerations applicable to the preferred stock; and

●	any or all other preferences, rights, restrictions, including restrictions on transferability and qualifications of shares of the class or series.

DESCRIPTION OF WARRANTS

General

We may offer warrants for the purchase of shares of common stock, shares of preferred stock or the other securities registered hereby, in one or more series. We may issue the warrants by themselves or together with common stock, preferred stock, other warrants or units, and the warrants may be attached to or separate from any offered securities. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe in particular the terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The terms of any warrants offered by a prospectus supplement may differ from the terms described below.

We will file as an exhibit to the registration statement of which this prospectus forms a part, or will incorporate by reference from another report that we file with the SEC, the form of warrant or warrant agreement, which may include a form of warrant certificate, as applicable, that describes the terms of the particular series of warrants we may offer before the issuance of the related series of warrants. We may issue the warrants under a warrant agreement that we will enter into with a warrant agent to be selected by us. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any registered holders of warrants or beneficial owners of warrants. The following summary of material provisions of the warrants and warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the form of warrant or warrant agreement and warrant certificate applicable to a particular series of warrants. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete form of warrant or the warrant agreement and warrant certificate, as applicable, that contain the terms of the warrants.

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The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

●	the title of such warrants;

●	the aggregate number of such warrants;

●	the price or prices at which such warrants will be issued;

●	the currency or currencies (including composite currencies) in which the price of such warrants may be payable;

●	the terms of the securities purchasable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;

●	the price at which the securities purchasable upon exercise of such warrants may be purchased;

●	the date on which the right to exercise such warrants will commence and the date on which such right shall expire;

●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

●	if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

●	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

●	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

●	information with respect to book-entry procedures, if any;

●	the terms of any rights to redeem or call the warrants;

●	U.S. federal income tax consequences of holding or exercising the warrants, if material; and

●	any other terms of such warrants, including terms, procedures and limitations relating to the exchange or exercise of such warrants.

Each warrant will entitle its holder to purchase the number of securities at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. The warrants may be exercised as set forth in the prospectus supplement relating to the warrants offered. Unless we otherwise specify in the applicable prospectus supplement, warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void.

We will specify the place or places where, and the manner in which, warrants may be exercised in the form of warrant, warrant agreement or warrant certificate and applicable prospectus supplement. Upon receipt of payment and the warrant or warrant certificate, as applicable, properly completed and duly executed at the corporate trust office of any warrant agent, or any other office (including ours) indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the securities purchasable upon such exercise. If less than all of the warrants (or the warrants represented by such warrant certificate) are exercised, a new warrant or a new warrant certificate, as applicable, will be issued for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

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Prior to the exercise of any warrants to purchase common stock or preferred stock, holders of the warrants will not have any of the rights of holders of common stock or preferred stock purchasable upon exercise, including the right to vote or to receive any payments of dividends or payments upon our liquidation, dissolution or winding up on the common stock or preferred stock purchasable upon exercise, if any.

DESCRIPTION OF UNITS

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement and any related free writing prospectus. The terms of any units offered by a prospectus supplement may differ from the terms described below.

We will file as an exhibit to the registration statement of which this prospectus forms a part, or will incorporate by reference from another report we file with the SEC, the form of unit agreement that describes the terms of the series of units we may offer under this prospectus, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may offer units comprised of any combination of our common stock, preferred stock, warrants or other units, in one or more series. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions of the governing unit agreement that differ from those described below; and

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described in the sections of this prospectus titled “Description of Capital Stock” and “Description of Warrants” will apply to each unit and to any common stock, preferred stock or warrant included in each unit, respectively.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

We and any unit agent (including any of its agents) may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

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SELLING SHAREHOLDERS

This prospectus also relates to the offer and resale by the Selling Shareholders of up to 25,539,309 Resale Shares, consisting of (i) 22,775,656 shares of our common stock held by the Selling Shareholders, and (ii) 2,763,653 shares of our common stock issuable upon exercise of the Warrants. The Selling Shareholders may sell any, all or none of the Resale Shares included in and offered by this prospectus. These securities were purchased in various private transactions as summarized below. The summaries do not purport to be complete and, in the case of agreements summarized below, are qualified by reference to the full text of the respective agreements.

BioTime Registration Rights Agreement

In November 2015, we effected a 1-for-2 reverse stock split of our common stock, or the Reverse Stock Split. All share numbers reflected below have been adjusted to give effect to the Reverse Stock Split.

In August 2011, we entered into a Stock Purchase Agreement, or the 2011 Agreement, with BioTime, Inc., or BioTime, pursuant to which we sold and issued 3,500,000 shares of our common stock to BioTime. In May 2015, we entered into a Stock Subscription Agreement, or the May 2015 Agreement, with BioTime pursuant to which we sold and issued 1,500,000 shares of our common stock to BioTime. In September 2015, we entered into another Stock Subscription Agreement, or the September 2015 Agreement, with BioTime pursuant to which we sold and issued 2,710,857 shares of our common stock to BioTime. We refer to the 2011 Agreement, the May 2015 Agreement and the September 2015 Agreement collectively as the Purchase Agreements. In connection with the Purchase Agreements, we entered into a Registration Rights Agreement, first executed in October 2009 and amended in August 2011, May 2015 and November 2015, with BioTime and certain other parties. Pursuant to the Registration Rights Agreement, we agreed, upon the occurrence of certain events and subject to certain conditions, to file with the SEC a registration statement covering the shares of our common stock sold and issued to these parties pursuant to the Purchase Agreements for resale under the Securities Act, and to use commercially reasonable efforts to keep such registration statement effective until the earlier of (i) the completion of the distribution or distributions being made pursuant to such registration statement, or (ii) such time as these parties are eligible to sell such shares of common stock under Rule 144 under the Securities Act without application of the manner of sale and volume limitations thereunder.

We also issued an aggregate of 11,708,094 shares of our common stock to BioTime in private transactions in October 2009, July 2011 and November 2015 and we have agreed to include all outstanding shares of our common stock issued in those transactions in the registration statement of which this prospectus forms a part. In December 2015, BioTime distributed 4,744,707 shares of the 19,418,951 shares of our common stock it then held to its shareholders. The resulting 14,674,244 shares of our common stock held by BioTime constitute the Resale Shares being registered hereby on behalf of BioTime.

August 2016 Private Placement

In August 2016, we sold an aggregate of 3,246,153 immediately separable units, with each unit consisting of one share of our common stock and one warrant to purchase one share of our common stock, at a price of $3.25 per unit. The warrants have an exercise price of $3.25 per share of common stock, became exercisable in October 2016, and may be exercised until October 2021. We refer to this transaction as the “August 2016 Private Placement.” We agreed to register the resale of the securities contained in the units, subject to certain conditions. All of the Resale Shares being registered hereby on behalf of The Bailey 1995 Family Trust and Seamark Fund, L.P. represent shares of our common stock issuable upon exercise of Warrants contained in the units they purchased in the August 2016 Private Placement. The Resale Shares being registered hereby on behalf of Broadwood Partners L.P., or Broadwood, include 1,538,461 shares of our common stock and 573,461 shares of our common stock issuable upon exercise of Warrants contained in the units Broadwood purchased in the August 2016 Private Placement.

February 2017 Warrant Exercise Agreements

In February 2017, we entered into warrant exercise agreements with the following Selling Shareholders, pursuant to which each agreed to cash-exercise warrants acquired in the August 2016 Private Placement and we issued to them new Warrants, in each case immediately exercisable and expiring in February 2022, as follows:

●	Broadwood cash-exercised warrants to purchase 425,000 shares of our common stock and we issued to it a new Warrant to purchase 212,500 shares of our common stock at an exercise price of $3.25 per share;

●	ALB Private Investments LLC, or ALB Investments, cash-exercised warrants to purchase 100,000 shares of our common stock (being the entirety of the warrants it had purchased in the August 2016 Private Placement), and we issued to ALB Investments a new Warrant to purchase 100,000 shares of our common stock at an exercise price of $5.50 per share;

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●	Phylis Esposito cash-exercised warrants to purchase 50,000 shares of our common stock (being the entirety of the warrants she had purchased in the August 2016 Private Placement), and we issued to Phylis Esposito a new Warrant to purchase 50,000 shares of our common stock at an exercise price of $5.50 per share; and

●	The Thunen Family Trust cash-exercised warrants to purchase 50,000 shares of our common stock (being the entirety of the warrants it had purchased in the August 2016 Private Placement), and we issued to The Thunen Family Trust a new Warrant to purchase 50,000 shares of our common stock at an exercise price of $5.50 per share.

Under the warrant exercise agreement with Broadwood, we agreed to file a registration statement covering the shares issuable upon exercise of the new Warrants, subject to certain conditions. We further agreed to use commercially reasonable efforts to keep such registration statement effective until the earlier of the date that all of shares covered by the registration statement have been sold or can be sold publicly without restriction or limitation under Rule 144, or five years from the date of the warrant exercise agreement. The Resale Shares being registered hereby on behalf of Broadwood include the 212,500 shares of our common stock issuable upon exercise of its new Warrant. We have also agreed to include the shares of our common stock issuable upon exercise of the new Warrants issued to ALB Investments, Phylis Esposito and The Thunen Family Trust in the registration statement of which this prospectus forms a part, which represent all of the Resale Shares being registered hereby on behalf of such holders.

July 2017 Warrant Exercise Agreements

In July 2017, we entered into additional warrant exercise agreements with the following Selling Shareholders, pursuant to which each agreed to cash-exercise warrants acquired in the August 2016 Private Placement and we issued to them new Warrants, in each case immediately exercisable and expiring in July 2019 or July 2022, as follows:

●	Broadwood cash-exercised warrants to purchase 540,000 shares of our common stock and we issued to it a new Warrant to purchase 270,000 shares of our common stock at an exercise price of $3.25 per share, expiring in July 2022;

●	Anthony Low-Beer cash-exercised warrants to purchase 150,000 shares of our common stock (being the entirety of the warrants he had purchased in the August 2016 Private Placement), and we issued to Anthony Low-Beer a new Warrant to purchase 150,000 shares of our common stock at an exercise price of $5.50 per share, expiring in July 2022;

●	Patrick Lin cash-exercised warrants to purchase 76,923 shares of our common stock (being the entirety of the warrants he had purchased in the August 2016 Private Placement), and we issued to Patrick Lin a new Warrant to purchase 76,923 shares of our common stock at an exercise price of $5.50 per share, expiring in July 2022; and

●	GKarfunkel Family LLC, or GKarfunkel, cash-exercised warrants to purchase 1,000,000 shares acquired in the August 2016 Private Placement (being the entirety of the warrants it had purchased in the August 2016 Private Placement), and we issued to GKarfunkel (i) a new Warrant to purchase 500,000 shares of our common stock at an exercise price of $3.25 per share, and (ii) a new Warrant to purchase 500,000 shares of our common stock at an exercise price of $5.50 per share, in each case expiring in July 2019.

Under the warrant exercise agreement with Broadwood, we agreed to file a registration statement covering the shares issuable upon exercise of the new Warrants, subject to certain conditions. We further agreed to use commercially reasonable efforts to keep such registration statement effective until the earlier of the date that all of shares covered by the registration statement have been sold or can be sold publicly without restriction or limitation under Rule 144, or five years from the date of the warrant exercise agreement. The Resale Shares being registered hereby on behalf of Broadwood include the 270,000 shares of our common stock issuable upon exercise of its new Warrant. We have also agreed to include the shares of our common stock issuable upon exercise of the new Warrants issued to Anthony Low-Beer, Patrick Lin and GKarfunkel in the registration statement of which this prospectus forms a part, which represent all of the Resale Shares being registered hereby on behalf of such holders.

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Securities Purchase Agreements

In March 2018, we entered into a securities purchase agreement pursuant to which we sold and issued an aggregate of 3,968,254 shares of our common stock to Broadwood in a private placement. Pursuant to the securities purchase agreement, we also agreed to register the resale of the shares of our common stock sold in the private placement, subject to certain conditions. We also agreed to pay liquidated damages if we did not file the registration statement in a timely manner. Because the registration statement was not filed as required by the securities purchase agreement, during 2019 we paid $300,000 to Broadwood. The Resale Shares being registered hereby on behalf of Broadwood include these 3,968,254 shares of our common stock.

Material Relationships

Prior to February 2017, we were a majority-owned, consolidated subsidiary of BioTime. Since February 2017, the shares of our common stock held by BioTime have accounted for less than 50% of our total common stock outstanding and we ceased being a consolidated subsidiary of BioTime.

In October 2009, we entered into a Shared Facilities and Services Agreement, or Shared Facilities Agreement, with BioTime, pursuant to which we have use of laboratory and office space at BioTime’s facility in Alameda, California. In addition, pursuant to the Shared Facilities Agreement, BioTime has provided, and continues to provide, administrative support to us on a reimbursable basis, and we presently rely on the provision of certain management and administrative services, including patent prosecution, certain legal services, accounting, financial management, and controls over financial accounting and reporting, by BioTime. Further, since our inception, we have partly financed our operations from loans borrowed from BioTime, of which no amount was outstanding as of March 31, 2019, and sales of the common shares of BioTime, of which we held 353,264 shares as marketable equity securities as of March 31, 2019. The chairman of our board of directors currently serves as a member of the board of directors of BioTime, and the chairman of the board of directors of BioTime currently serves as a member of our board of directors.

Neal Bradsher, who may be deemed a beneficial owner of the Resale Shares directly owned by Broadwood, is a member of the board of directors of BioTime.

Don Bailey, who is co-trustee of The Bailey 1995 Family Trust, served as a member of our board of directors from August 2016 until November 2017, and currently serves on the board of directors of BioTime.

Except as described above, and except for the beneficial ownership of the shares of our common stock described in the table below and the Selling Shareholders’ participation in the transactions associated therewith, none of the Selling Shareholders has held any position or office or had any other material relationship with us or any of our predecessors or affiliates within the past three years.

Selling Shareholders Table

The following table and accompanying footnotes, which were prepared based on information furnished to us by or on behalf of each of the Selling Shareholders and information filed with the SEC, sets forth information regarding the beneficial ownership of shares of our common stock owned by the Selling Shareholders as of May 17, 2019. Beneficial ownership is determined in accordance with rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of a security if that person has the right to acquire beneficial ownership of such security within 60 days.

The percentage of shares beneficially owned is based on 51,972,830 shares of our common stock issued and outstanding as of May 17, 2019. Shares of our common stock that a Selling Shareholder has the right to acquire within 60 days of the filing date of this prospectus are deemed outstanding for purposes of computing the percentage ownership of such Selling Shareholder’s holdings, but are not deemed outstanding for purposes of computing the percentage ownership of any other Selling Shareholder. The number of shares and percentage of our outstanding common stock to be beneficially owned after completion of this offering assumes that the Selling Shareholders will sell all the Resale Shares offered hereby. The Selling Shareholders may offer all, some, or none of the Resale Shares. The Selling Shareholders may have sold, transferred, otherwise disposed of or purchased, or may sell, transfer, otherwise dispose of or purchase, at any time and from time to time, shares of our common stock in transactions exempt from the registration requirements of the Securities Act, or in the open market after the date on which they provided the information set forth in the table below. Unless otherwise indicated, and subject to applicable community property laws, we believe that all persons named in the table below have sole voting and investment power with respect to all shares beneficially owned by them.

Information concerning the Selling Shareholders may change over time. Any changed information will be set forth in amendments to the registration statement of which this prospectus forms a part or in supplements to this prospectus, if and when necessary or as otherwise required by law.

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	Shares Beneficially Owned Prior to Offering		Shares Being Offered	Shares Beneficially Owned After Offering
Selling Shareholder	Number	Percent	Number	Number	Percent
BioTime, Inc.(1)	14,674,244	28.23%	14,674,244	—	—
Broadwood Partners, L.P.(2)	9,157,373	17.27	9,157,373	—	—
ALB Private Investments LLC(3)	117,482	*	100,000	17,482	*
Phylis Esposito(4)	50,000	*	50,000	—	—
The Thunen Family Trust(5)	50,000	*	50,000	—	—
Anthony Low-Beer(6)	150,000	*	150,000	—	—
Patrick Lin(7)	191,256	*	76,923	114,333	*
GKarfunkel Family LLC(8)	3,000,000	5.66	1,000,000	2,000,000	3.78
The Bailey 1995 Family Trust(9)	250,769	*	230,769	20,000	*
Seamark Fund, L.P.(10)	150,247	*	50,000	100,247	*

* Less than 1%.

(1)	BioTime has sole voting and dispositive power, exercised through its board of directors consisting of more than three people, with respect to all shares of common stock shown as beneficially owned by BioTime.

(2)	Includes 1,055,961 shares of our common stock that Broadwood may purchase upon the exercise of outstanding Warrants. Broadwood Capital, Inc., or BCI, serves as the General Partner of Broadwood and Neal Bradsher is the President of BCI. BCI and Neal Bradsher have shared voting and dispositive power with respect to, and each may be deemed a beneficial owner of, 9,154,228 shares. Also includes 3,145 shares of our common stock held directly by Neal Bradsher, over which he has sole voting and dispositive power.

(3)	Consists of (i) 100,000 shares of our common stock that may be acquired upon exercise of outstanding Warrants and (ii) 17,482 shares of our common stock that may be acquired upon exercise of other outstanding warrants. Francis A. Mlynarczyk, Jr., as Manager of ALB Private Investments LLC, may be deemed to have voting and dispositive power over these shares.

(4)	Consists of 50,000 shares of our common stock that may be acquired upon exercise of outstanding Warrants.

(5)	Consists of 50,000 shares of our common stock that may be acquired upon exercise of outstanding Warrants. Garret G. Thunen and Carol Thunen, as trustees of The Thunen Family Trust, may be deemed to share voting and dispositive power over these shares.

(6)	Consists of 150,000 shares of our common stock that may be acquired upon exercise of outstanding Warrants.

(7)	Includes (i) 76,923 shares of our common stock that may be acquired upon exercise of outstanding Warrants and (ii) 52,447 shares of our common stock that may be acquired upon exercise of other outstanding warrants.

(8)	Includes 1,000,000 shares of our common stock that may be acquired upon exercise of outstanding Warrants. Henry Reinhold, as Manager of GKarfunkel Family LLC, may be deemed to have voting and dispositive power over these shares.

(9)	Consists of (i) 230,769 shares of our common stock that may be acquired upon exercise of outstanding Warrants and (ii) vested options to purchase 20,000 shares of our common stock. Don Bailey and Linda Bailey, as co-trustees of The Bailey 1995 Family Trust, may be deemed to share voting and dispositive power over these shares.

(10)	Includes 50,000 shares of our common stock that may be acquired upon exercise of outstanding Warrants. John D. Fraser and David T. Harrington, as co-Managing Partners of Seamark Fund, L.P., may be deemed to share voting and dispositive power over these shares.

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PLAN OF DISTRIBUTION FOR THE COMPANY

We may sell our securities directly to one or more investors. We may also sell our securities through agents designated from time to time or to or through underwriters or dealers. The applicable prospectus supplement and any related free writing prospectus will describe the terms of the offering of the securities, including, to the extent applicable:

●	the name or names of any agents, underwriters or dealers;

●	the purchase price of the securities being offered and the net proceeds we will receive from the sale;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

●	any discounts or concessions allowed or re-allowed or paid to dealers; and

●	any securities exchanges or markets on which such securities may be listed.

We may distribute our securities from time to time in one or more transactions at:

●	a fixed price or prices, which may be changed from time to time;

●	market prices prevailing at the time of sale;

●	prices related to such prevailing market prices; or

●	negotiated prices.

Agents

We may designate agents who agree to use their reasonable efforts to solicit purchases of our securities for the period of their appointment or to sell our securities on a continuing basis. We will name any agent involved in the offering and sale of securities and we will describe any fees or commissions we will pay the agent in the applicable prospectus supplement.

Underwriters

If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. Subject to certain conditions, the underwriters will be obligated to purchase all the securities of the series offered if they purchase any of the securities of that series. We may change from time to time any public offering price and any discounts or concessions the underwriters allow or reallow or pay to dealers. We may use underwriters with whom we have a material relationship. We will name any underwriter involved in the offering and sale of securities, describe any discount or other compensation and describe the nature of any material relationship in any applicable prospectus supplement. Only underwriters we name in the prospectus supplement will be underwriters of the securities offered by that prospectus supplement.

We may have agreements with the agents and underwriters to indemnify them against specified civil liabilities related to offerings under this prospectus, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities.

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities related to offerings under this prospectus, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Underwriters, dealers and agents may engage in transactions with or perform services for us in the ordinary course of their businesses.

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Trading Markets and Listing of Securities

Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common stock, which is currently listed on the NYSE American. We may elect to list or qualify for trading any other class or series of securities on any securities exchange or other market, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

Stabilization Activities

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act of 1934, as amended, or the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of these activities at any time.

Passive Market Making

Any underwriter who is a qualified market maker on the NYSE American may engage in passive market making transactions in securities listed on the NYSE American in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. A passive market maker must comply with applicable volume and price limitations and must be identified as a passive market maker. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security. If all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

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PLAN OF DISTRIBUTION FOR THE SELLING SHAREHOLDERS

Each Selling Shareholder and any of their pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of their Resale Shares on the NYSE American or any other securities exchange, market or trading facility on which shares of our common stock are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Shareholder may use any one or more of the following methods when selling Resale Shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	sales by a broker-dealer of a specified number of such shares at a stipulated price per share, pursuant to agreements between the Selling Shareholder and broker-dealer;

●	block trades in which the broker-dealer will attempt to sell the Resale Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales, loans or pledges entered into after the effective date of the registration statement of which this prospectus is a part;

●	writing or settlement of options, derivative securities or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Shareholders may also sell the Resale Shares under Rule 144 under the Securities Act, if available, rather than pursuant to the registration statement of which this prospectus forms a part.

Broker-dealers engaged by the Selling Shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission, and in the case of a principal transaction a markup or markdown, in each case in compliance with Rule 2121 of the Financial Industry Regulatory Authority.

In connection with any permitted short sale, loan, pledge, option, derivative or hedging transaction, the Selling Shareholders may enter into agreements with broker-dealers or other financial institution that in turn engage in short sales of our common stock in the course of hedging the positions they assume. If any Resale Shares are delivered to a broker-dealer or other financial institution in connection with any such transaction, the broker-dealer or other financial institution may resell the Resale Shares pursuant to this prospectus (as supplemented or amended to reflect such transaction, including, if necessary, updates to the list of selling shareholders to include such broker-dealer or financial institution).

The Selling Shareholders may also transfer and donate the Resale Shares in other circumstances in which case the transferees, donees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus.

The Selling Shareholders and any brokers, dealers or agents that are involved in selling the Resale Shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such brokers, dealers or agents and any profit on the resale of any Resale Shares purchased by them may be deemed to be underwriting compensation under the Securities Act. Each Selling Shareholder has advised us that it does not have any written or oral agreement, understanding or arrangement, directly or indirectly, with any broker, dealer, agent or other person regarding the sale of the Resale Shares. There are no underwriters or coordinating brokers acting in connection with the proposed sale of the Resale Shares by the Selling Shareholders.

Because the Selling Shareholders may be deemed to be “underwriters” within the meaning of the Securities Act, they may be subject to the requirements of the Securities Act to deliver this prospectus to each purchaser at or prior to the time of the sale. We have informed the Selling Shareholders of this requirement, and we will make copies of this prospectus available to them.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Resale Shares may not simultaneously engage in market making activities with respect to our common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our common stock by the Selling Shareholders or any other person.

We will pay certain fees and expenses incurred by us incident to the registration of the Resale Shares, including SEC filing fees, fees and expenses of compliance with securities laws, and various related expenses. The Selling Shareholders are responsible for all discounts, selling commissions and other costs related to their offer and sale of the Resale Shares.

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LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered hereby will be passed upon for us by DLA Piper LLP (US), Seattle, Washington.

EXPERTS

The balance sheets of OncoCyte Corporation as of December 31, 2018 and 2017, and the related statements of operations, comprehensive loss, stockholders’ equity, and cash flows for each of the two years in the period ended December 31, 2018, have been incorporated by reference into this prospectus and the registration statement in reliance on the report of OUM & Co. LLP, an independent registered public accounting firm, upon the authority of said firm as experts in auditing and accounting.

INFORMATION INCORPORATED BY REFERENCE

We are “incorporating by reference” certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this prospectus. Statements contained in documents that we file with the SEC and that are incorporated by reference into this prospectus will automatically update and supersede information contained in this prospectus, including information in previously filed documents or reports that have been incorporated by reference into this prospectus, to the extent the new information differs from or is inconsistent with the old information.

We hereby incorporate by reference into this prospectus the following documents that we have filed with the SEC under the Exchange Act (other than current reports on Form 8-K, or portions thereof, that are not deemed “filed” pursuant to the General Instructions of Form 8-K):

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on April 1, 2019, as amended by Amendment No. 1 on Form 10-K/A filed with the SEC on April 30, 2019;

●	Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2019, as filed with the SEC on May 14, 2019;

●	Our Current Reports on Form 8-K, as filed with the SEC on January 28, 2019, January 29, 2019, February 12, 2019, March 20, 2019 and April 18, 2019; and

●	The description of our common stock included in our registration statement on Form 10, as filed with the SEC on November 23, 2015 and amended on December 21, 2015 and December 29, 2015.

All documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding those portions of such documents furnished to, rather than filed with, the SEC) (i) after the initial filing date of the registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement and (ii) after the date of this prospectus and prior to the termination of the offering shall be deemed to be incorporated by reference into this prospectus from the date of filing of the documents, unless we specifically provide otherwise. Information that we file with the SEC will automatically update and may replace information previously filed with the SEC. To the extent that any information contained in any current report on Form 8-K or any exhibit thereto, was or is furnished to, rather than filed with the SEC, such information or exhibit is specifically not incorporated by reference.

Upon written or oral request made to us at the address or telephone number below, we will, at no cost to the requester, provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of the information that has been incorporated by reference into this prospectus (other than an exhibit to a filing, unless that exhibit is specifically incorporated by reference into that filing), but not delivered with this prospectus:

OncoCyte Corporation

1010 Atlantic Avenue, Suite 102

Alameda, California 94501

(510) 775-0515

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WHERE YOU CAN FIND MORE INFORMATION

As permitted by SEC rules, this prospectus omits certain information that is included in the registration statement of which this prospectus forms a part and its exhibits. Since this prospectus may not contain all of the information that you may find important, we urge you to review the full text of these documents. If we have filed a contract, agreement or other document as an exhibit to the registration statement of which this prospectus forms a part, please read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus, including statements incorporated by reference as discussed above, regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

We are subject to the information reporting requirements of the Exchange Act and, in accordance with these requirements, we file annual, quarterly and current reports, proxy statements, information statements, and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. In addition, we provide free access to these materials through our website, www.oncocyte.com, as soon as reasonably practicable after they are filed with or furnished to the SEC.

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$100,000,000

Common Stock

Preferred Stock

Warrants

Units

25,539,309 Shares

Common Stock

 Offered by the Selling Shareholders

PROSPECTUS

             , 2019

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the fees and expenses of OncoCyte Corporation, or the Registrant, in connection with the issuance and distribution of the securities being registered hereby, other than underwriting discounts and commissions. All of the amounts shown are estimates except the SEC registration fee. The estimates do not include expenses related to offerings of particular securities. Each prospectus supplement describing an offering of securities will reflect the estimated expenses related to the offering of securities under that prospectus supplement.

Item	Amount ($)
SEC registration fee	$25,474
Legal fees and expenses	25,000
Accounting fees and expenses	15,000
Printing fees and expenses	5,000
Miscellaneous	4,526
Total	$75,000

Item 15. Indemnification of Directors and Officers

Section 317 of the California Corporations Code permits indemnification of directors, officers, employees and other agents of corporations under certain conditions and subject to certain limitations. In addition, Section 204(a)(10) of the California Corporations Code permits a corporation to provide, in its articles of incorporation, that directors shall not have liability to the corporation or its shareholders for monetary damages for breach of fiduciary duty, subject to certain prescribed exceptions. Article Five of the Registrant’s articles of incorporation contains provisions for the indemnification of directors, officers, employees and other agents within the limitations permitted by Section 317 and for the limitation on the personal liability of directors permitted by Section 204(b)(10), subject to the exceptions required thereby.

Under Article VI of the Registrant’s bylaws, any person who is or was one of the Registrant’s directors or officers, employees, or other agents, or is or was serving at the Registrant’s request as a director, officer, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, will be considered an “agent” entitled to indemnification against expenses arising under certain proceedings. To the maximum extent permitted by the California Corporations Code, the Registrant must indemnify any person who was or is a party, or is threatened to be made a party, to any proceeding (other than an action by or in the right of the Registrant) by reason of the fact that the person is or was an agent of the Registrant, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner that person reasonably believed to be in the best interests of the Registrant and, in the case of a criminal proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the agent did not act in good faith and in a manner which the agent reasonably believed to be in the best interests of the Registrant or that the agent had reasonable cause to believe that his conduct was unlawful.

The Registrant must also indemnify any agent who was or is a party or is threatened to be made a party, to any threatened, pending or completed action by or in the right of the Registrant to procure a judgment in its favor by reason of the fact that person is or was an agent of the Registrant, against expenses actually and reasonably incurred by that agent in connection with the defense or settlement of that action if the agent acted in good faith, in a manner that the agent believed to be in the best interests of the Registrant and with such care, including reasonable inquiry, as an ordinarily prudent person in a like position would use under similar circumstances; provided, however, that no indemnification shall be made:

●	In respect of any claim, issue or matter as to which that the agent is adjudged to be liable to the Registrant in the performance of that agent’s duty to the Registrant, unless and only to the extent that the court in which that action was brought shall determine upon application that, in view of all the circumstances of the case, that agent is fairly and reasonably entitled to indemnity for the expenses which the court shall determine;

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●	Of amounts paid in settling or otherwise disposing of a threatened or pending action, with or without court approval; or

●	Of expenses incurred in defending a threatened or pending action which is settled or otherwise disposed of without court approval.

To the extent that an agent of the Registrant is successful on the merits in defense of any proceeding for which the agent is entitled to indemnification under the Registrant’s bylaws, or in defense of any claim, issue or matter therein, the agent shall be indemnified against expenses of the defense actually and reasonably incurred.

Except as with respect to a successful defense on the merits in a proceeding, indemnification will be provided under the Registrant’s bylaws only if authorized in the specific case on a determination that indemnification of the agent is proper in the circumstances because the agent has met the applicable standard of conduct set forth in the Registrant’s bylaws, by:

●	A majority vote of a quorum consisting of directors who are not parties to the proceeding;

●	Approval by the affirmative vote of a majority of the shares of the Registrant entitled to vote represented at a duly held meeting at which a quorum is present or by the written consent of holders of a majority of the outstanding shares entitled to vote. For this purpose, the shares owned by the person to be indemnified shall not be considered outstanding or entitled to vote thereon; or

●	The court in which the proceeding is or was pending, on application made by the Registrant or the agent or the attorney or other person rendering services in connection with the defense, whether or not such application by the agent, attorney, or other person is opposed by the Registrant.

Expenses incurred in defending any proceeding may be advanced by the Registrant before the final disposition of the proceeding on receipt of an undertaking by or on behalf of the agent to repay the amount of the advance unless it shall be determined ultimately that the agent is entitled to be indemnified as authorized in the Registrant’s bylaws.

The Registrant will not provide indemnification or advance expenses on behalf of an agent in any circumstance where it appears that it would be inconsistent with:

●	A provision of the Registrant’s articles of incorporation, a resolution of the Registrant’s shareholders, or an agreement in effect at the time of the accrual of the alleged cause of action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or

●	Any condition expressly imposed by a court in approving a settlement.

Article VI of the Registrant’s bylaws further obligates the Registrant, upon and in the event of a determination by the Registrant’s board of directors to do so, to purchase and maintain insurance on behalf of any agent of the Registrant against any liability asserted against or incurred by the agent in such capacity or arising out of the agent’s status as such whether or not the Registrant would have the power to indemnify the agent against that liability under the provisions of Article VI of the Registrant’s bylaws. The Registrant has obtained directors’ and officers’ liability insurance, as well as other insurance for its directors, officers, employees and agents with respect to certain liabilities, including liabilities arising under the Securities Act.

The foregoing summaries do not purport to be complete, and are necessarily subject to the complete text of the California Corporations Code and the Registrant’s articles of incorporation and bylaws, as applicable

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Item 16. Exhibits

The following exhibits are included or incorporated by reference in this registration statement:

			Incorporated by Reference
Exhibit No.	Exhibit Title	Filed Herewith	Form	Exhibit No.	File No.	Filing Date
1.1*	Form of Underwriting, Purchase or Similar Agreement
4.1	Specimen of Common Stock Certificate		10/A	4.1	001-37648	12/21/2015
4.2*	Specimen of preferred stock certificate and Form of Certificate of Designation of Preferred Stock
4.3	Registration Rights Agreement dated October 15, 2009		10	10.8	001-37648	11/23/2015
4.4	First Amendment to Registration Rights Agreement dated August 23, 2011		10	10.9	001-37648	11/23/2015
4.5	Second Amendment to Registration Rights Agreement dated May 8, 2015		10	10.10	001-37648	11/23/2015
4.6	Third Amendment to Registration Rights Agreement dated November 16, 2015		10/A	10.20	001-37648	12/21/2015
4.7	Form of August 2016 Warrant		8-K	4.1	001-37648	8/29/2016
4.8	Form of February 2017 Warrant		8-K	4.1	001-37648	02/24/2017
4.9	Warrant Exercise Agreement dated February 17, 2017 ($3.25 exercise price, five-year term)		8-K	10.1	001-37648	02/24/2017
4.10	Warrant Exercise Agreement dated February 17, 2017 ($5.50 exercise price, five-year term)		8-K	10.2	001-37648	02/24/2017
4.11	Form of July 2017 Warrant ($5.50 exercise price, five-year term)		8-K	4.1	001-37648	7/26/2017
4.12	Form of July 2017 Warrant ($3.25 exercise price, five-year term)		8-K	4.2	001-37648	7/26/2017
4.13	Form of July 2017 Warrant ($3.25 exercise price, two-year term)		8-K	4.3	001-37648	7/26/2017
4.14	Form of July 2017 Warrant ($5.50 exercise price, two-year term)		8-K	4.4	001-37648	7/26/2017
4.15	Warrant Exercise Agreement dated July 21, 2017 ($5.50 exercise price, five-year term)		8-K	10.1	001-37648	7/26/2017
4.16	Warrant Exercise Agreement dated July 21, 2017 ($3.25 exercise price, five-year term)		8-K	10.2	001-37648	7/26/2017
4.17	Warrant Exercise Agreement dated July 21, 2017 (50% at $3.25 exercise price, two-year term and 50% at $3.25 exercise price, two-year term)		8-K	10.3	001-37648	7/26/2017
4.18	Form of Securities Purchase Agreement dated March 28, 2018		8-K	10.1	001-37648	03/29/2018
5.1	Opinion of DLA Piper LLP (US)	X
23.1	Consent of OUM & Co. LLP	X
23.2	Consent of DLA Piper LLP (US) (included in Exhibit 5.1)	X
24.1	Power of Attorney (included on signature page)	X

*	To be filed by amendment or as an exhibit to a report filed under the Exchange Act and incorporated herein by reference, if applicable.

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Item 17. Undertakings

(a)	The undersigned Registrant hereby undertakes:

	(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)	Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

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(5)	That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)	The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference into the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)	The undersigned Registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alameda, State of California on June 6, 2019.

OncoCyte Corporation

By:	/s/ William Annett
William Annett
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW BY ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William Annett or Mitchell Levine as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments hereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ William Annett	President and Chief Executive Officer and	June 6, 2019
William Annett	Director (Principal Executive Officer)

/s/ Mitchell Levine	Chief Financial Officer	June 6, 2019
Mitchell Levine	(Principal Financial and Accounting Officer)

/s/ Cavan Redmond	Director	June 6, 2019
Cavan Redmond

/s/ Andrew Arno	Director	June 6, 2019
Andrew Arno

/s/ Alfred Kingsley	Director	June 6, 2019
Alfred Kingsley

/s/ Andrew Last	Director	June 6, 2019
Andrew Last

/s/ Aditya Mohanty	Director	June 6, 2019
Aditya Mohanty

/s/ Ronald Andrews	Director	June 6, 2019
Ronald Andrews

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